USF&G Corporation
January 24, 1994
Page





                                             EXHIBIT 5





January 24, 1994





USF&G Corporation
100 Light Street
Baltimore, Maryland  21202


Ladies and Gentlemen:

        We have acted as counsel to USF&G Corporation, a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statements on Form S-3 (the "Registration Statements") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to $600,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies or composite currencies of (i) senior or subordinated debt securities (the "Debt Securities"), which may be issued pursuant to a Senior Debt Securities Indenture between the Company and Signet Trust Company, as Trustee (as amended or supplemented, the "Senior Indenture"), or a Subordinated Debt Securities Indenture between the Company and Chemical Bank, as Trustee (as amended or supplemented, the "Subordinated Indenture" and, together with the Senior
Indenture, the "Indentures"); (ii) shares of preferred stock, $50.00 par value per share (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts");
(iii) shares of common stock of the Company, $2.50 par value per share (the "Common Stock"); and (iv) warrants of the Company (the "Warrants").


        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion.

        On the basis of the foregoing, we are of the opinion that:

        1. When (i) the Registration Statements and any required post-effective amendments thereto have become effective under the Securities Act; (ii) the Indentures have been duly executed and delivered;
(iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures relating to the Debt
Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Debt
Securities have been duly executed and authenticated in accordance with the Indentures relating to the Debt
Securities, and duly issued and sold as contemplated by the Registration Statements and any prospectus supplement relating thereto, the Debt Securities
(including any Debt Securities duly issued (x) upon the exchange of any shares of Preferred Stock that are exchangeable into Debt Securities or (y) upon exercise of any Warrants exercisable for Debt Securities) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        2. When (i) the Registration Statements and any required post-effective amendments thereto have become effective under the Securities Act; (ii) the Deposit
Agreement relating to the Depositary Shares has been duly executed and delivered; (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit
Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the terms of the Preferred
Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed; (v) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statements and any prospectus supplement relating thereto; and (vi) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit
Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

        3. When (i) the Registration Statements and any required post-effective amendments thereto have become effective under the Securities Act; (ii) the Warrant
Agreement relating to the Warrants (the "Warrant
Agreement") has been duly executed and delivered;
(iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statements and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).


        4. When (i) the Registration Statements and any required post-effective amendments thereto have become effective under the Securities Act; (ii) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred
Stock and setting forth the terms thereof have been filed; and (iii) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statements and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

        5. When (i) the Registration Statements and any required post-effective amendment thereto have become effective under the Securities Act; (ii) the shares of Common Stock have been duly and properly authorized for issuance; and (iii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statements and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued
(x) upon the exchange of any shares of Preferred Stock that are exchangeable into Common Stock, (y) upon the exercise of any Warrants exercisable for Common Stock or (z) upon the conversion of any Debt Securities that are convertible or exchangeable into Common Stock), will be validly issued, fully paid and nonassessable.

        We are members of the Bar of the States of Maryland and New York and the foregoing opinion is limited to the laws of the States of Maryland and New York and the federal laws of the United States of America.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Validity of the Securities." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                        Very truly yours,

                        PIPER & MARBURY